Exhibit 99

News Release

Contact
Bev Fleming, Investor Relations	or	John O’Connell, Public Relations
(312) 444-7811		(312) 444-2388
http://www.northerntrust.com

FOR IMMEDIATE RELEASE

NORTHERN TRUST CORPORATION ANNOUNCES CAPITAL SUPPORT

AGREEMENTS

(Chicago, February 22, 2008) On February 21, 2008, Northern Trust Corporation (the “Corporation”) entered into Capital Support Agreements with certain Registered Investment Companies, Undertakings for the Collective Investment of Transferable Securities and other unregistered short-term investment pools (each, a “Fund” or, together, the “Funds”). Subsidiaries of the Corporation act as investment advisor to each of the Funds, and various clients of the Corporation and its subsidiaries are investors in the Funds.

Each Fund holds notes and other instruments (the “Covered Investments”) issued by Whistlejacket Capital LLC or White Pine Finance LLC, which are structured investment vehicles. A structured investment vehicle issues commercial paper and other debt securities and uses the proceeds to purchase bonds or other long-term debt instruments that are used to collateralize the obligations of the vehicle. Whistlejacket Capital LLC and White Pine Finance LLC have recently been downgraded by rating agencies. Although it was not obligated to do so, the Corporation entered into the Capital Support Agreements in order to provide stability to the Funds and investors in the Funds.

Under each Capital Support Agreement, the Corporation has committed to provide capital in certain circumstances to the applicable Fund, subject to the maximum aggregate capital contribution limits set forth in the table below. Upon the sale or other disposition of a Covered Investment by a Fund, the amount of capital that the Corporation is required to contribute to that Fund would be the least of the following amounts: (i) the amount, if any, by which the amortized cost of the Covered Investment exceeds the amount realized from the sale or other disposition of the Covered Investment; (ii) the amount, if any, necessary to restore the net asset value per share of the Fund to a specified threshold amount (ranging from $0.995 to $0.9975 under the Capital Support Agreements); or (iii) the remaining amount of the aggregate capital contribution limit of the Capital Support Agreement applicable to the Fund, taking into account all prior contributions. Each Capital Support Agreement will expire no later than July 31, 2008.

In the event that the Corporation is required under a Capital Support Agreement to commit capital to any Fund, the Corporation will not receive any consideration from the Fund, in the form of shares of the Fund or any other form, for the contributed capital. As a result of entering into the Capital Support Agreements, the Corporation will record a nominal non-cash charge equal to the estimated fair value of the agreements. Estimates of fair value are highly judgmental and are dependent on various factors, including the value of the Covered Investments, Fund size, liquidity and general economic conditions in the fixed income market, and the remaining term of the agreements. Future changes in the estimated fair value of the agreements will be recorded in earnings in the period of the change. The total expense that will be recorded by the Corporation over the term of the agreements will equal the amount of total capital actually contributed to the Funds. The Corporation has not been required to make capital contributions to any Fund under a Capital Support Agreement or otherwise as of February 22, 2008.

Under the Capital Support Agreements, the maximum aggregate capital contribution that the Corporation could be required to provide with respect to each Fund, the aggregate net asset value of each Fund as of February 20, 2008 and the Covered Investments as a percentage of each Fund’s aggregate net asset value as of February 20, 2008 are as follows:*

Fund	Maximum Aggregate Capital Contribution	Aggregate Net Asset Value	Covered Investments as a Percentage of Aggregate Net Asset Value
Northern Institutional Diversified Assets Portfolio	$45 million	$13.49 billion	0.67%
Northern Institutional Prime Obligations Portfolio	$21 million	$4.13 billion	0.73%
Northern Institutional Liquid Assets Portfolio	$12.5 million	$2.94 billion	0.85%
Northern Money Market Fund	$42.5 million	$12.44 billion	0.68%
Sterling Fund of the Northern Trust Global Funds plc	$25.5 million	$4.62 billion	1.10%
U.S. Dollar Fund of the Northern Trust Global Funds plc	$47.5 million	$5.44 billion	1.75%
NTGI Collective Short Term Investment Fund	$25 million	$40.85 billion	0.39%
Core Select Pool	$10 million	$1.80 billion	1.11%

*	The Aggregate Net Asset Value and Covered Investments as a Percentage of Aggregate Net Asset Value for the NTGI Collective Short Term Investment Fund are as of February 19, 2008.

FORWARD-LOOKING STATEMENTS

This news release may be deemed to include forward-looking statements, such as statements that relate to Northern Trust’s financial goals, dividend policy, expansion and business development plans, anticipated expense levels and projected profit improvements, business prospects and positioning with respect to market, demographic and pricing trends, strategic initiatives, re-engineering and outsourcing activities, new business results and outlook, changes in securities market prices, credit quality including reserve levels, planned capital expenditures and technology spending, anticipated tax benefits and expenses, and the effects of any extraordinary events and various other matters (including developments with respect to litigation, other contingent liabilities and obligations, and regulation involving Northern Trust and changes in accounting policies, standards and interpretations) on Northern Trust’s business and results. Forward-looking statements are typically identified by words or phrases, such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may increase,” “may fluctuate,” “plan,” “goal,” “target,” “strategy,” and similar expressions or future or conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are Northern Trust’s current estimates or expectations of future events or future results. Actual results could differ materially from those indicated by these statements because the realization of those results is subject to many risks and uncertainties. Northern Trust Corporation’s 2006 Financial Annual Report to Shareholders, including the section of Management’s Discussion and Analysis captioned “Factors Affecting Future Results,” and periodic reports to the Securities and Exchange Commission, including the section captioned “Risk Factors,” contain additional information about factors that could affect actual results, including: economic, market, and monetary policy risks; operational risks; investment performance, fiduciary, and asset servicing risks; credit risks; liquidity risks; holding company risks; regulation risks; litigation risks; tax and accounting risks; strategic and competitive risks; and reputation risks. All forward-looking statements included in this news release are based on information available at the time of the release, and Northern Trust Corporation assumes no obligation to update any forward-looking statement.

WEBCAST OF INVESTOR CONFERENCE CALL

Northern Trust will webcast an investor conference call live on February 22, 2008, at 11:00 a.m. CT. The Internet webcast opens the call to all investors, allowing them to listen to the Chief Financial Officer’s comments on this announcement. The live call is accessible on Northern Trust’s web site at:

http://www.northerntrust.com/financialreleases

The only authorized rebroadcast of the live call will be available on Northern Trust’s web site from 2:00 p.m. CT on February 22, 2008 through 5:00 p.m. CT on February 29, 2008. Participants will need Windows Mediatm software, which can be downloaded free through Northern’s web site. This press release can also be accessed at the above web address.

ABOUT NORTHERN TRUST

Northern Trust Corporation (Nasdaq: NTRS) is a leading provider of investment management, asset and fund administration, fiduciary and banking solutions for corporations, institutions and affluent individuals worldwide. Northern Trust, a multibank holding company based in Chicago, has a growing network of 85 offices in 18 U.S. states and has international offices in 13 locations in North America, Europe and the Asia-Pacific region. As of December 31, 2007, Northern Trust had assets under custody of US$4.1 trillion, and assets under investment management of US$757.2 billion. Northern Trust, founded in 1889, has earned distinction as an industry leader in combining high-touch service and expertise with innovative products and technology. For more information, visit http://www.northerntrust.com.

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